  As filed with the Securities and Exchange Commission on September 28, 1995
                                               Registration No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

                         NATIONAL BANCSHARES CORPORATION
               (Exact name of registrant as specified in charter)

          OHIO                                           34-  1518564
(State of Incorporation)                      (IRS Employer Identification No.)

                             112 WEST MARKET STREET
                              ORRVILLE, OHIO 44667
                         TELEPHONE NUMBER (216) 682-1010
          (Address and telephone number of principal executive offices)

                          CHARLES J. DOLEZAL, PRESIDENT
                             112 WEST MARKET STREET
                              ORRVILLE, OHIO 44667
                         TELEPHONE NUMBER (216) 682-1010
            (Name, address and telephone number of agent for service)

        Approximate date of commencement of proposed sale to the public:

 As soon as practicable after the effective date of the Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following. /X/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed              Proposed
                                                                         Maximum              Maximum
             Title of each Class                    Amount              Offering             Aggregate           Amount of
                of Securities                        being              Price per             Offering          Registration
              being Registered                    Registered              Unit*                Price*               Fee
  Common Shares, par value                         100,000               $42.00              $4,200,000           $1,448.28
  $10.00                                           shares

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the bid and ask prices on the over-the-counter market on September 25, 1995.

                                   PROSPECTUS

         National Bancshares Corporation hereby offers to holders of its Common Shares the opportunity to purchase its Common Shares, par value $10.00 per share, with cash dividends automatically reinvested. No service fees or brokerage commissions will be charged to participants for purchases made under the National Bancshares Corporation (the "Company") Dividend Reinvestment Plan (the "Plan").

         The shares purchased under the Plan may be either newly issued shares or shares purchased in the open market or in negotiated transactions.

         The price of newly issued shares will be the average of the bid and ask prices of the Company's Common Shares on the over-the-counter market as reported for the dividend payment date and each of the four preceding trading days. If the dividend payment date is not a trading day, the five preceding trading days will be used. In any case, the price will not be less than par.

         The price of shares purchased in the open market will be the actual average cost of the shares acquired for the Plan with respect to a particular dividend payment date.

         Further information concerning the Plan is set forth herein under "National Bancshares Corporation Dividend Reinvestment Plan."

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.

               The date of the Prospectus is September 28, 1995.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission").

         Such reports, proxy and information statements and other information may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Chicago, Illinois; and Seven World Trade Center, New York, New York, and copies of such material may be obtained from the Public Reference Section of the Commission in Washington, D.C at prescribed rates.

                           INCORPORATION BY REFERENCE

         The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

                 (a) Annual Report on Form 10-K for the year ended December 31, 1994;

                 (b) Quarterly Report on Form 10-Q of the quarter ended March 31, 1995; and

                 (c) Quarterly Report on Form 10-Q of the quarter ended June 30, 1995.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered (including any beneficial owner), on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in the information that the Prospectus incorporates. The Company will also promptly furnish without charge a copy of its latest Annual Report to Shareholders upon request. Requests should be directed to Charles J. Dolezal, President, National Bancshares Corporation, 112 West Market Street, Orrville, Ohio 44667, the mailing address of the Company's principal executive offices. The Company's telephone number is (216) 682-1010.

                                   THE COMPANY

         National Bancshares Corporation is a one bank holding company. Its subsidiary, First National Bank, an Ohio banking corporation, is headquartered in Orrville, Ohio.

                         NATIONAL BANCSHARES CORPORATION
                           DIVIDEND REINVESTMENT PLAN

HOW THE PLAN WORKS

         The Dividend Reinvestment Plan (the "Plan") is designed for all registered holders in the United States of National Bancshares Corporation ("National Bancshares") common stock. It is a simple method to reinvest your dividends for the purchase of additional shares of National Bancshares common stock without having to pay brokerage commissions.

         Under the Plan, should you enroll, the Company's agent, Society National Bank, a KeyCorp bank ("Key") will establish an account for you and will use your cash dividends to purchase additional shares of common stock for you. The shares purchased under the Plan may be either newly issued shares or shares purchased in the open market or in negotiated transactions.

         The price of newly issued shares will be the average of the bid and ask prices on the over-the-counter market as reported for the dividend payment date and each of the four preceding trading days. If the dividend payment date is not a trading day, the five preceding trading days will be used. In any case, the price will not be less than par.

         The price of shares purchased in the open market will be the actual average cost of the shares acquired for the Plan with respect to a particular dividend payment date.

         If your dividends are not large enough to buy a full share, your account with Key will be credited with fractional shares, which earn dividends on a pro-rata basis just as your full shares do.

         After the first dividend is invested, and after each subsequent transaction, you will receive a detailed calendar-year-to- date statement of your Plan account. The statement will show dividends received, amount invested, price per share, number of shares purchased, and total number of shares held for you by Key.

         Participation is entirely voluntary. You may join the Plan at any time and terminate your participation whenever you wish. However, if your enrollment card is received less than two days prior to a dividend record date, the request will not be implemented until the following cash dividend. Although no assurances can be given as to future cash dividends, the record dates for National Bancshares quarterly cash dividends in the past have been on or about the 30th of March, June, September and December.

         Please remember that once you enroll, YOU WILL RECEIVE NO FURTHER DIVIDENDS DIRECTLY, TO THE EXTENT TO WHICH YOU HAVE ELECTED TO PARTICIPATE IN THE PLAN, UNTIL YOU CANCEL YOUR PARTICIPATION. SUCH CASH DIVIDENDS WILL BE USED FOR THE PURCHASE OF ADDITIONAL SHARES.

         You will continue to receive the IRS Information Form 1099 for your dividends used for reinvestment.

COST TO YOU

         All the expenses incurred under the Plan to invest your dividends in the purchase of additional shares will be borne by National Bancshares.

         If, on termination of your participation in the Plan, you instruct Key to sell your full shares, Key will deduct from the sale proceeds a service charge of $5.00, brokerage commissions, and any applicable taxes. The value of any fractional share on the date of sale will be included in the net proceeds paid you. If, on termination, you instruct Key to forward your shares to you, Key will forward to you a certificate for the full shares due you as well as a check for any fractional share then in your account, less a services charge of $5.00.

SHARE CERTIFICATES

         All shares purchased by Key for you under the Plan will be held by Key in its name or in the name of its nominee.

         Certificates for full shares will be issued and sent to you upon your written request to Key.

RIGHT TO VOTE SHARES

         You retain your right to vote your shares in any shareholder matters. Key will vote any Plan shares that it holds for you in accordance with the proxy returned by you to National Bancshares.

STOCK DIVIDENDS OR SPLITS

         Shares held for you by Key under the Plan will be eligible to participate in any stock dividend or stock split declared by National Bancshares. Such additional shares will be credited to your Plan account and shown in the statement sent to you.

FEDERAL TAX INFORMATION

         Even though your dividends will be reinvested, they are subject to federal and other income taxes. You should retain all account statements and consult your own tax advisor for further information.

HOW TO PARTICIPATE

         To participate in the Plan, simply sign and date the enclosed authorization card and mail it in the enclosed postage-paid envelope to:

                       KeyCorp Shareholder Services, Inc.
                         Dividend Reinvestment Services
                              Post Office Box 92564
                           Cleveland, Ohio 44197-9891

         Your participation will commence with the next dividend payable after receipt of your authorization by Key, provided it is received two days prior to the record date.

         Should your authorization arrive after the cut-off date, your participation will be delayed until the next record date.

SALE OF SHARES AND TERMINATION PROCEDURE

         You may terminate your participation in the Plan by requesting cancellation in writing to Key at the address noted above at least fifteen days before a cash dividend record date.

         Upon termination, a stock certificate for full shares will be issued in your name and a check for the value of any fractional share will be sent to you, less a service charge of $5.00.

         If you make a written request that Key sell your shares, Key will sell your full shares and send a check to you for the proceeds less a service charge of $5.00, brokerage commissions, and applicable taxes.

SPECIAL POINTS TO REMEMBER

1. The Plan is entirely voluntary. You may participate at any time by signing the authorization card and mailing it to Key.

2. Should you have more than one account registered in your name, an enrollment card for each account in which participation is desired should be sent to Key.

3. You may elect to participate with respect to only some of your shares and to the extent you own shares that do not participate in the Plan, continue to receive cash dividends on those shares.

4. Upon enrollment, you will, to the extent you elect, no longer receive cash dividends directly.

5. Your dividends that are reinvested continue to be taxable and you will receive Internal Revenue Service Form 1099 annually showing the amount of dividends paid and invested for your account.

6. Key will send you a statement of your Plan account each time there is activity in your account.

7.       You retain the right to vote all shares owned by you.

8. You may terminate participation in the Plan by written notice to Key at any time.

9. Please note that this Plan is operated for National Bancshares by Key. Therefore, all regular communications about the Plan should be directed to Key at the address shown in this booklet.

10. Please read carefully the Terms and Conditions of the Plan in this booklet, which describe more fully the operation of the Plan.

TERMS AND CONDITIONS OF AUTHORIZATION FOR DIVIDEND REINVESTMENT PLAN

         1. As agent for the participant in the Dividend Reinvestment Plan (the "Plan") KeyCorp will apply all cash dividends received on the Common Stock of the Company registered in the name of the participant on the books of the Company and on any full or fractional share equivalents acquired under the Plan to the purchase of shares of Common Stock and fractional share equivalents for the participant's account. KeyCorp will invest cash dividends no later than 30 days after receipt except where required by applicable law. Such purchases may be made on any securities exchange where the shares of Common Stock are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as KeyCorp may determine. In addition such purchases may be made through newly issued shares.

         2. In making purchases for the participant's account, KeyCorp will commingle the participant's funds with those of other shareholders of the Company participating in the Plan. The price at which KeyCorp shall be deemed to have acquired shares for the participant's account shall be the average price of all shares purchased by it for all participants in the Plan with funds concurrently applied to such purchase as provided for herein. KeyCorp shall hold the shares of all participants together in its name or in the name of its nominee. KeyCorp shall have no responsibility for any fluctuations in the market price of the Shares acquired for the participant's account. It is understood that applicable law or the closing of securities markets may require the temporary curtailment or suspension of purchases of shares under the Plan. KeyCorp shall not be accountable for its inability to make purchases at such time. If such curtailment or suspension continues for a period longer than 90 days KeyCorp will promptly mail to the participant a check payable to his or her order in the amount of any unapplied funds in his account.

         3. KeyCorp will mail to the participant a statement confirming purchases made as soon as practicable after the completion thereof. No certificates for shares will be issued to a participant until his or her account is terminated or unless he or she so requests in writing. No certificate for a fractional Share will be issued.

         4. All expenses associated with the Plan will be paid by the Company except for service charges, brokerage commissions and any applicable taxes upon the sale of full Shares at the instruction of the participant upon termination of his interest in the Plan as provided in Item 6 or 7 below.

         5. KeyCorp will vote any full Shares that it holds for a participant in accordance with the proxy returned by the participant to the Company for shares owned of record by the participant.

         6. Participation in the Plan may be terminated by written notice from the Participant received by KeyCorp prior to 15 days before the next dividend record date and shall be terminated by written notice similarly received of the death or adjudicated incompetency of a participant. In the event written notice of termination, death or adjudicated incompetency is received by KeyCorp within 15 days before the next dividend record date, and prior to the determination by KeyCorp of the number of shares purchased for the participant following such dividend record date, participation in the Plan shall be terminated immediately following such determination. Upon termination by reason of notice of death or adjudicated incompetency no purchase of shares shall be made for the participant's account and the participant's shares and any cash dividends paid thereon shall be retained by KeyCorp subject to these Terms and Conditions until such time as such participant's legal representative shall have furnished proof satisfactory to KeyCorp of his or her right to receive payment. Upon termination, KeyCorp will send the participant a certificate for the full shares in his account and a check in an amount equal to the value of any fractional Share equivalents based upon the then current market price of a full Share. In connection with any termination by a participant, KeyCorp, upon receipt of written instruction from a participant, will sell his or her full shares as soon as practicable following termination and send to him or her a check representing the proceeds, less a service charge of $5.00, brokerage commissions, and any applicable taxes.

         7. KeyCorp may terminate the Plan or a participant's interest therein by notice in writing mailed to the participant. In such event KeyCorp will, unless advised to the contrary, sell the full and fractional shares in the participant's account and send to him or her a check representing the proceeds less a service charge of $5.00, brokerage commissions, and any applicable taxes.

         8. Any dividends in the form of shares and any shares resulting from a split of Common Stock distributed by the Company on shares accumulated in the participant's account under the Plan will be credited to the participant's account and reflected in the statement described in Item 3 above. In the event that the Company makes available to the holders of its shares (1) rights to purchase additional shares or other securities of the Company, or (2) any securities of any other issuer or securities of any class of the Company other than shares, KeyCorp will promptly sell such rights or other securities accruing to the shares held in the participant's plan account. The price at which KeyCorp shall be deemed to have sold such rights or securities for the participant's account shall be the average price of all such rights or securities sold for all participants in the Plan. The net proceeds of such sale shall be invested in the same manner as cash dividends are invested under the Plan.

         9. KeyCorp shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (1) arising out of any such act or omission to act that occurs prior to the termination of participation pursuant to Item 6 or 7 above, and (2) with respect to the prices at which shares are purchased or other securities are sold for the participant's account and the times such purchases or sales are made.

         10. Any notice, instruction, request, or election which by any provision of the Plan is required or permitted to be given or made by the participant to KeyCorp shall be in writing addressed to KeyCorp Shareholder Services, Inc., Reinvestment Services, P.O. Box 92564, Cleveland, Ohio 44197-9891 or such other address as KeyCorp shall furnish to the participant, and shall have been deemed to be given or made when received by KeyCorp.

         11. Any notice or other communication which by any provision of the Plan is required to be given by KeyCorp to the participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited postage prepaid in a post office letter box addressed to the participant at his address as it shall last appear on KeyCorp's records.

         12. The Plan is offered only to shareholders within the United States or its possessions.

         13. The Terms and Conditions of this authorization and of the Plan and its operation shall be governed by the laws of the State of Ohio.

                               VALIDITY OF SHARES

         The validity of the Common Shares offered hereby will be passed upon by Calfee, Halter & Griswold, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114-2688.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from National Bancshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 USE OF PROCEEDS

         National Bancshares Corporation does not know the number of Shares that will be sold under the Plan, or the prices thereof, but National Bancshares Corporation intends to add the proceeds it receives from the sales to its general funds. Such proceeds will be available for general corporate purposes. National Bancshare Corporation is unable to estimate the amount of proceeds which will be devoted to any specific purpose.

                                  TABLE OF CONTENTS

                  Available Information . . . . . . . . . . . . .   1

                  Incorporation by Reference  . . . . . . . . . .   1

                  The Company . . . . . . . . . . . . . . . . . .   1

                  National Bancshares
                  Corporation Dividend
                  Reinvestment Plan . . . . . . . . . . . . . . .   1

                  Validity of Shares  . . . . . . . . . . . . . .   6

                  Experts . . . . . . . . . . . . . . . . . . . .   6

                  Use of Proceeds . . . . . . . . . . . . . . . .   7

                  No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by National Bancshares Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. The delivery of this Prospectus at any time does not imply that information herein is correct at any time subsequent to its date.



                              NATIONAL BANCSHARES

                                  CORPORATION


                           DIVIDEND REINVESTMENT PLAN









                                   PROSPECTUS


                               September 28, 1995

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

          The term "Company" refers to National Bancshares Corporation

Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses of the Company in connection with the issuance and distribution of the Common Shares:

         Registration fee - Securities and Exchange Commission  . . . . . . . . . . . . . . . .      $1,448.28

         Blue sky fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1,500.00

         Printing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $500.00

         Legal fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $2,000.00

         Accountants' fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $500.00

         Miscellaneous expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $51.72

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $6,000.00

Item 15.  Indemnification of Directors and Officers.

                 Ohio Revised Code Section 1701.13(E) (incorporated herein by reference as Exhibit 99.1) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

                 Article VIII of the Registrant's Amended Articles of Incorporation (incorporated herein by reference as Exhibit 99.2) provides the Registrant with the power to indemnify its present and past directors, officers, employees and agents to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code.

Item 16.  Exhibits

          See Exhibit Index, page S-4.

Item 17.  Undertakings.

                                Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, National Bancshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in Orrville, Ohio, on the 28th day of September, 1995.

                               NATIONAL BANCSHARES CORPORATION


                               By  /s/ Charles J. Dolezal
                                  --------------------------------
                                         Charles J. Dolezal
                                       Chairman, President and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the 28th day of September, 1995.

             Signature                                    Title
             ---------                                    -----
 /s/ Charles J. Dolezal                        Chairman, President, Chief
-------------------------------                Executive Officer and
Charles J. Dolezal                             Director (Principal Executive
                                               Officer)

 /s/ Michael D. Hofstetter                     Senior Vice President,
-------------------------------                Secretary and Treasurer
Michael D. Hofstetter                          (Principal Financial and
                                               Accounting Officer)

 /s/ Sara Balzarini                            Director
-------------------------------
Sara Balzarini

 /s/ James L. Gerber                           Director
-------------------------------
James L. Gerber

 /s/ Ray D. Gill                               Director
-------------------------------
Ray D. Gill

 /s/ John W. Kropf                             Director
-------------------------------
John W. Kropf

 /s/ Steve Schmid                              Director
-------------------------------
Steve Schmid

 /s/ Paul H. Smucker                           Director
-------------------------------
Paul H. Smucker

 /s/ John E. Sprunger                          Director
-------------------------------
John E. Sprunger

 /s/ James F. Woolley                          Director
-------------------------------
James F. Woolley


                                  EXHIBIT INDEX

Exhibit
Number                            Description of Document
4.1               Amended Articles of Incorporation, as amended, of the
                  Registrant

4.2               Code of Regulations, as amended, of the Registrant

5.1 Opinion of Calfee, Halter & Griswold as to the validity of the shares being offered

23.1              Consent of Calfee, Halter & Griswold (included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche, L.L.P.

99.1 Ohio Revised Code Section 1701.13(E), pertaining to indemnification of Directors and officers

99.2              Article VIII of the Registrant's Amended Articles of
                  Incorporation (included in Exhibit 4.1)